UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2022

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On November 9, 2022, CEVA, Inc. (the “Company”) reported that Gideon Wertheizer has announced his intention to retire from his position as the Company’s Chief Executive Officer (“CEO”) and an employee of the Company. On November 7, 2022, the Board of Directors of the Company (the “Board”) and Mr. Wertheizer reached an understanding regarding his decision to retire and entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Mr. Wertheizer’s last day of service as the CEO of the Company will be effective on the date on which a new CEO first commences service to the Company (the “Transition Date”), which has been set for January 1, 2023.

After the Transition Date, Mr. Wertheizer will continue to serve the Company as a part-time employee in accordance with the terms of the Separation Agreement, which will continue in full effect until six months following the Transition Date (the “Retirement Date”). From the Transition Date through the Retirement Date, Mr. Wertheizer will be entitled to his current monthly salary of NIS 143,325, his 2022 annual bonus, if eligible, to be paid at its regular schedule in 2023 subject to the terms of the annual bonus, any severance pay accrued in his pension fund and all other supplemental severance pay required under applicable law. Furthermore, Mr. Wertheizer’s unvested time-based restricted stock units (“RSUs”) will immediately vest in full on the Transition Date. The Company may terminate the Separation Agreement immediately and without the requirement to continue paying the salary set forth therein in the event for Cause or if Mr. Wertheizer terminates his employment without Good Reason (as each such term is defined in the Separation Agreement). The Separation Agreement also contains customary provisions relating to, among other things, a release of claims, confidentiality, non-disparagement and assignment of inventions.

In addition, Mr. Wertheizer entered into a consulting services agreement with the Company on November 7, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Wertheizer will provide transition support services to the Company for a six-month period commencing on the Retirement Date, with the scope of such services to be coordinated between Mr. Wertheizer and the Company’s new CEO. As consideration for his services, Mr. Wertheizer will receive a consulting fee of NIS 95,000 per month (“Monthly Consulting Fee”). Under the terms of the Consulting Agreement, both the Company and Mr. Wertheizer may terminate the Consulting Agreement, effective immediately, upon written notice to the other party for any reason, provided that in the case the Company terminates the Consulting Agreement other than for Cause or if Mr. Wertheizer terminates the Consulting Agreement with Good Reason (each as defined in the Separation Agreement), Mr. Wertheizer will be entitled to payment of an amount in lieu of the Monthly Consulting Fee that he would have received for the remainder of the term. The Consulting Agreement also contains customary provisions relating to, among other things, confidentiality and assignment of inventions requirements.

Neither the Separation Agreement nor the Consulting Agreement will have any effect on Mr. Wertheizer’s Board service, and it is expected that following the Transition Date Mr. Wertheizer will continue to serve on the Board as a non-executive member. However, pursuant to the Separation Agreement, Mr. Wetheizer will not be entitled to cash fees as a Board member while providing services under the Separation Agreement or the Consulting Agreement, but he will nonetheless be entitled to an annual Board equity grant following the Retirement Date.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of the respective agreements, copies of which have been attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Executive Officer

On November 9, 2022, the Company publicly announced the appointment of Amir Panush as CEO of the Company to succeed Mr. Wertheizer, with his service as CEO to commence on January 1, 2023.

Mr. Panush, 48, joins the Company from InvenSense, Inc., a TDK group company, where he served as CEO and General Manager of TDK Corporation’s MEMS Sensors Business Group. Mr. Panush previously held various leadership positions at TDK following TDK’s successful acquisition of InvenSense in 2017. Mr Panush joined Invensense in 2015, serving as head of the company’s Strategy & Corporate Development, where he drove strategic expansion and diversification efforts. Prior to joining InvenSense, from May 2011 to March 2015, Mr. Panush served in various capacities at Qualcomm, most recently as the Senior Director of Product Management and Business Development for the IoE/IoT client business. Prior to joining Qualcomm, Mr. Panush led strategic marketing and partnerships at Atheros Communications, which was later acquired by Qualcomm. His earlier industry roles spanned software engineering and project management leadership at Texas Instruments and Comsys Mobile, which was acquired by Intel. Mr. Panush holds a Master of Business Administration from Haas Business School, University of California at Berkeley and a bachelor’s degree, Cum Laude, in Computer Science from Technion Institute of Technology in Israel.

In connection with his appointment as the Company’s CEO, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Panush on November 7, 2022, pursuant to which Mr. Panush will receive a gross monthly salary of NIS 150,000 and a signing bonus in the gross amount of NIS 600,000, subject to his service as an employee to the Company for at least 18 months. In addition, subject to the discretion of the Board’s or the Compensation Committee thereof (the “Compensation Committee”), Mr. Panush will be entitled to an annual bonus. Furthermore, subject to approval by the Compensation Committee of the Company’s Board (the “Compensation Committee”), effective on the Transition Date, Mr. Panush will be granted RSUs pursuant to the Company’s 2011 Equity Incentive Plan (as amended, the “Plan”) with value equal to $1,200,000, one-third of which will vest on each anniversary of the Transition Date, conditioned upon Mr. Panush’s continued service with the Company. The Compensation Committee will also consider granting additional benefits under the Plan, including an equity grant with value equal to $1,200,000 for a combination of RSUs and Performance Stock Units (“PSU”), as well as a long-term PSU grant with value equal to $2,000,000. The Employment Agreement also entitles Mr. Panush to receive additional customary benefits and reimbursement of certain expenses, including for car maintenance.

Under the Employment Agreement, should Mr. Panush desire to terminate his employment with the Company, he is requested to provide at least three months’ prior written notice to the Company, and conversely, should the Company desire to terminate Mr. Panush’s employment without Cause (as defined in the Employment Agreement), the Company must provide Mr. Panush with twelve months’ prior written notice, unless the Company provides Mr. Panush: (i) payment of a sum equal to the salary that he would otherwise be entitled to during such period, (ii) the full amount of his annual bonus calculated based on 100% achievement of performance objectives as defined by the Company, and (iii) the full acceleration of any equity awards subject to time-based vesting granted to Mr. Panush by the Company (including any unvested RSUs) upon his termination date (together, the “Entitlements”). In addition, Mr. Panush may resign from the Company for Good Reason (as defined in the Employment Agreement) without advance notice to the Company, in which case the Company shall provide him the aforementioned Entitlements. Furthermore, if, within twelve months after a Change in Control (as defined in the Employment Agreement), Mr. Panush terminates his employment with the Company for Good Reason or the Company terminates his employment without Cause: (i) the Company must pay Mr. Panush an amount equal to the compensation to which he would otherwise have been entitled to had he remained employed by the Company for two years after such termination, based on his salary in effect on the date of termination; and (ii) all unvested time-based equity awards granted by the Company to Mr. Panush (including any unvested RSUs) will vest in full. The benefits provided for connection with a Change in Control are subject to Mr. Panush’s delivery of a release of claims in a form reasonably acceptable to the Company.

The Employment Agreement also contains customary provisions relating to, among other things, employee representations and warranties, confidentiality, non-competition and assignment of inventions requirements.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Panush and any other person pursuant to which Mr. Panush was appointed to serve as CEO of the Company. There are no family relationships between Mr. Panush and any director or executive officer of the Company, and Mr. Panush does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Promotion of Chief Operating Officer

On November 7, 2022, the Company and Michael Boukaya, the Company’s Chief Operating Officer, entered into a second amendment (the “Amendment”) to Mr. Boukaya’s existing employment agreement with the Company dated April 4, 2019, first amended effective February 18, 2021 (the “Agreement”). The Amendment, all the following terms of which will become effective as of the Transition Date, amends the Agreement to: (i) reflect a title change to Executive Vice President and Chief Operating Officer of the Company, with responsibilities and reporting duties as set forth in the Agreement to remain unchanged; (ii) increase Mr. Boukaya's monthly base salary to NIS 85,000; (iii) incorporate a notice requirement such that should Mr. Boukaya desire to terminate his employment with the Company, he is requested to provide the Company with six months’ prior written notice to the Company, and conversely, should the Company desire to terminate Mr. Boukaya’s employment without Cause (as defined in the Amendment), the Company must provide Mr. Boukaya with six months’ prior written notice, unless the Company pays Mr. Boukaya a sum equal to the salary that he would otherwise be entitled to during such period; (iv) provide that Mr. Boukaya may resign for Good Reason (as defined in the Amendment) without advance notice to the Company, in which case the Company shall pay him a sum equal to the salary that he would otherwise be entitled to during the six month period from the date of delivery of the resignation notice; and (v) provide that if, within twelve months after a Change in Control (as defined in the Amendment), Mr. Boukaya terminates his employment with the Company for Good Reason or the Company terminates his employment without Cause, he will receive pay in an amount equal to the compensation to which he would otherwise have been entitled to had he remained employed by the Company for two years after such termination, based on his salary in effect on the date of termination, and all outstanding and unvested time-based equity awards granted by the Company to Mr. Boukaya will fully vest. The benefits provided for in connection with a Change in Control are subject to Mr. Boukaya’s delivery of a release of claims in a form reasonably acceptable to the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Chief Financial Officer Agreement
On November 7, 2022, the Company and Mr. Arieli entered into a third amendment (the “Third Amendment”) to Mr. Arieli’s existing employment agreement with the Company dated August 1, 2005, and subsequently amended on November 6, 2014 and February 18, 2021 (the “Arieli Agreement”). The Third Amendment, all the following terms of which will become effective as of the Transition Date, amends the Arieli Agreement to: (i) increase Mr. Arieli’s monthly base salary to NIS 100,000; (ii) incorporate a notice requirement such that should Mr. Arieli desire to terminate his employment with the Company, he is requested to provide the Company with six months’ prior written notice to the Company, and conversely, should the Company desire to terminate Mr. Arieli’s employment without Cause (as defined in the Arieli Agreement), the Company must provide Mr. Arieli with six months’ prior written notice, unless the Company pays Mr. Arieli a sum equal to the salary that he would otherwise be entitled to during such period; (iii) provide that if Mr. Arieli resigns for Good Reason (as defined in the Arieli Agreement), the Company shall pay him a sum equal to the salary that he would otherwise be entitled to during the six month period from the date of delivery of the resignation notice; (iv) provide that the Company may terminate Mr. Arieli’s employment for Cause without advance notice and without derogating from any remedy to which the Company may be entitled; and (v) to amend the definitions of Cause and Good Reason as set forth in the Arieli Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release with respect to the matters addressed in this Item 5.02 and is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Separation and Release Agreement, dated November 7, 2022, between CEVA D.S.P. Ltd. and Gideon Wertheizer
10.2*	Consulting Agreement, dated November 7, 2022, between CEVA D.S.P. Ltd. and Gideon Wertheizer
10.3*	Employment Agreement, dated November 7, 2022, between CEVA D.S.P. Ltd. and Amir Panush
10.4*	Second Amendment to Employment Agreement, dated November 7, 2022 between CEVA D.S.P. Ltd. and Michael Boukaya
10.5*	Third Amendment to Employment Agreement, dated November 7, 2022 between CEVA D.S.P. Ltd. and Yaniv Arieli
99.1	Press release issued on November 9, 2022 by CEVA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Denotes management contract, compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: November 9, 2022	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer